Exhibit 99.4

PHOTRONICS,  INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	April 28, 2024	April 30, 2023

Cash flows from operating activities:
Net income	$95,454	$88,223
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	41,487	39,085
Share-based compensation	6,499	3,830
Changes in operating assets, liabilities and other	(25,446)	(21,461)

Net cash provided by operating activities	117,994	109,677

Cash flows from investing activities:
Purchases of property, plant and equipment	(63,311)	(57,728)
Purchases of available-for-sale debt securities	(16,551)	(9,837)
Proceeds from maturities of available-for-sale debt securities	9,000	4,000
Government incentives	1,419	1,393
Other	(6)	(88)

Net cash used in investing activities	(69,449)	(62,260)

Cash flows from financing activities:
Repayments of debt	(2,844)	(14,720)
Proceeds from share-based arrangements	1,055	730
Net settlements of restricted stock awards	(2,938)	(1,252)

Net cash used in financing activities	(4,727)	(15,242)

Effects of exchange rate changes on cash, cash equivalents, and restricted cash	(3,839)	15,621

Net increase in cash, cash equivalents, and restricted cash	39,979	47,796
Cash, cash equivalents, and restricted cash, beginning of period	501,867	322,409

Cash, cash equivalents, and restricted cash, end of period	$541,846	$370,205